STOCK REDEMPTION AGREEMENT


     THIS STOCK REDEMPTION AGREEMENT (this "Agreement") is made and entered into as of the 1st day of March, 2000 (the "Effective Date"), by and between LEARNING VOYAGE, INC., a Delaware corporation with its principal location at Mercantile Center, 120 East Fourth Street, Suite 300, Cincinnati, Ohio 45202 (the "Corporation") and MEDPLUS, INC., an Ohio corporation with its principal location at 8805 Governor's Hill Drive, Cincinnati, Ohio 45249 (the "Stockholder").

                        W I T N E S S E T H :

     WHEREAS, the Stockholder owns 585,000 shares of the outstanding Common Stock of the Corporation (the "Shares"), which constitutes 78% of the issued and outstanding shares of the Corporation's Common Stock; and

     WHEREAS, the Stockholder desires to sell to the Corporation the Shares pursuant to the terms and conditions set forth below;
and

     WHEREAS, the Corporation desires to purchase the Shares pursuant to the terms and conditions set forth below.

     NOW THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Redemption of Shares. The Stockholder shall, upon the terms and conditions hereinafter set forth, sell, transfer and deliver to the Corporation, free and clear of all liens, claims and encumbrances, all of the Shares. The Stockholder shall endorse the stock certificates evidencing the Shares of the Corporation and transfer such certificates to the Corporation. The Stockholder agrees to take all action necessary, including the execution and delivery of a stock power, to effectuate the transfer of the Shares to the Corporation.

2. Payments by the Corporation. In consideration of the purchase of the Shares, and as full and complete payment for the Shares, the Corporation shall pay the Stockholder the following:

a.  Cash in the amount of $300,000.

b. $450,000 in the form of a Promissory Note of even date herewith, made by the Corporation and guaranteed by LV Acquisition, LLC, an Ohio limited liability company ("NewCo"), in the form attached hereto as Exhibit 2(a)(1), bearing interest at a rate equal to the rate announced from time to time by Provident Bank, Ohio, as its prime rate plus 2%, per annum. The guaranty of NewCo shall be secured by a pledge by NewCo of its Common Stock of the Corporation in the form attached hereto as Exhibit 2(a)(2).

c. All shares of the outstanding common stock of DiaLogos Incorporated, a Delaware corporation ("DiaLogos"), held in the name of the Corporation (the "DiaLogos Shares"), free and clear of all liens, claims and encumbrances. The Corporation shall endorse the stock certificates evidencing the DiaLogos Shares and transfer such certificates to the Stockholder. The Corporation agrees to take all actions necessary, including the execution and delivery of a stock power, to effectuate the transfer of the DiaLogos Shares to the Stockholder.

d. A Common Stock Warrant (the "Warrant"), in the form attached hereto as Exhibit 2(d), pursuant to which the Stockholder will have the right to purchase 80,000 shares of the Common Stock of the Corporation at a price of $.01 per share. As additional consideration for the issuance of the Warrant by the Corporation, the Stockholder hereby agrees to forgive any and all amounts owed by the Corporation to the Stockholder as of the Effective Date.

e. The Stockholder shall be liable for all taxes owed by the Stockholder as a result of any payments made by the Corporation to the Stockholder pursuant to this Section 2.

3.  Representations and Warranties of the Stockholder.  The
Stockholder hereby makes the following representations and warranties to the Corporation:

a. The Shares constitute all of the Stockholder's interest in the Corporation.

b. The Stockholder is the sole and exclusive holder and owner of the Shares free and clear of all liens, pledges, hypothecations, claims, restrictions or encumbrances, and no other person, firm or corporation has any interest whatsoever in the Shares. The sale provided for herein will vest in the Corporation absolute title to the Shares, free and clear of any and all encumbrances, liens, restrictions, claims, options, agreements and conditions.

c. The Stockholder has the full right, power, legal capacity and authority to sell and transfer the Shares, free and clear of any statutory, contractual or other limitations and to enter into and perform its obligations under this Agreement.

d. This Agreement constitutes a valid and legally binding obligation of the Stockholder, enforceable against it in accordance with the terms hereof, except to the extent enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, creditors rights and similar laws of general application relating to and affecting enforcement by creditors and by the availability of injunctive relief or specific performance and other equitable remedies.

4.  Representations and Warranties of the Corporation.  The
Corporation hereby makes the following representations and warranties to the Stockholder:

a. The Corporation has the full right, power, legal capacity and authority to purchase the Shares and to enter into and perform its obligations under this Agreement.

b. This Agreement constitutes a valid and legally binding obligation of the Corporation, enforceable against it in accordance with the terms hereof, except to the extent enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, creditors rights and similar laws of general application relating to and affecting enforcement by creditors and by the availability of injunctive relief or specific performance and other equitable remedies.

c. The DiaLogos Shares constitute all of the Corporation's interest in DiaLogos.

d. The Corporation is the sole and exclusive holder and owner of the DiaLogos Shares free and clear of all liens, pledges, hypothecations, claims, restrictions or encumbrances, and no other person, firm or corporation has any interest whatsoever in the DiaLogos Shares. The sale provided for herein will vest in the Stockholder absolute title to the DiaLogos Shares, free and clear of any and all encumbrances, liens, restrictions, claims, options, agreements and conditions.

5. Survival of Representations and Warranties. The representations and warranties contained in Sections 3 and 4 of this Agreement shall survive the consummation of the transactions contemplated by this Agreement and shall not expire.

6. Conditions Precedent to Obligations of the Stockholder. The obligations of the Stockholder under this Agreement are, at the option of the Stockholder, subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

a. The Stockholder, the Corporation and any applicable third-parties shall have reached an agreement with respect to the division between the Stockholder and the Corporation of leased equipment set forth on Schedule 6(a).

b. The Corporation shall have obtained all third-party consents, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement, including but not limited to, consents with respect to the agreements set forth on
Schedule 6(b).

c. All material matters, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been approved at or before the closing by the Stockholder and counsel for the Stockholder.

7. Conditions Precedent to Obligations of the Corporation. The obligations of the Corporation under this Agreement are, at the option of the Corporation, subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

a. The Corporation shall have received an executed stock subscription agreement from NewCo, pursuant to which NewCo shall subscribe for 585,000 shares of Common Stock of the Corporation and pay to the Corporation the consideration set forth on such stock subscription agreement.

b. DiaLogos and the Corporation shall have executed and delivered an Assignment and Assumption Agreement substantially in the form set forth at Exhibit 7(b), pursuant to which the Corporation shall assign and DiaLogos shall assume those Agreements set forth on Schedule 7(b).

c. The Stockholder, the Corporation and any applicable third-parties shall have reached an agreement with respect to the division between the Stockholder and the Corporation of leased equipment set forth on Schedule 6(a).

d. The Corporation shall have obtained the consents, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement, including but not limited to, consents with respect to the agreements set forth on Schedule 6(b).

e. All material matters, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been approved at or before the closing by the Corporation and counsel for the Corporation.

8. Closing; Closing Date. Unless the parties hereto otherwise agree, and subject to the conditions set forth herein, the Closing of this Agreement (the "Closing") shall occur on March 8,
2000 (the "Closing Date").

9. Further Assurances. Each of the parties hereto shall, upon the request of the other, execute, acknowledge and deliver any other documents or instruments that may be reasonably required to effect the intent of this Agreement.

10.  General Provisions.

a. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

b. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior agreements or understandings, oral or written, express or implied, with respect to the subject matter hereof. No terms, conditions or warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

c. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives and successors.

d. If any provisions of this Agreement are held to be illegal, invalid or unenforceable under present or future laws, now or hereafter in effect, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof. The remaining provisions hereof shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance herefrom.

e. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute the same document.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on March 8, 2000 to be effective as of the Effective
Date.

MEDPLUS, INC.                     LEARNING VOYAGE, INC.


By:  /s/ Daniel A. Silber         By: /s/ Christopher J. Dirksing
Name:  Daniel A. Silber           Name:   Christopher J. Dirksing
Title: VP Finance, CFO            Title:  President
1